Exhibit 99.1

iParty Corp. Appoints Martin J. Hernon to the Board of Directors

DEDHAM, Mass.--(BUSINESS WIRE)--December 3, 2012--iParty Corp. (NYSE MKT: IPT - news), a party goods retailer, today announced that Martin J. Hernon was elected to the Board of Directors (“Board”) of iParty Corp. (“iParty”) on November 30, 2012 to serve until the 2013 Annual Meeting, increasing the size of the Board from four members to five members. Mr. Hernon, a partner at Boston Millennia Partners, LP, which owns, along with an affiliated entity, all of the outstanding shares of Series C Convertible Preferred Stock of iParty, is the designee of the holders of the Series C Convertible Preferred Stock. Under iParty’s Restated Certificate of Incorporation, the holders of the Series C Convertible Preferred Stock are entitled to elect one director to the Board so long as at least fifty percent (50%) of the initially issued shares of Series C Convertible Preferred Stock remains outstanding.

Mr. Perisano, the Chief Executive Officer of iParty, stated “We are pleased to have a member of Boston Millennia rejoin the Board and we believe that Mr. Hernon’s extensive business background with emerging growth companies will make him a valuable member of our Board.”

Mr. Hernon has been a partner at Boston Millennia Partners since its founding in 1997. Mr. Hernon was formerly a Principal at Boston Capital Ventures. Previous to this position, he was Assistant General Counsel for Lifetime Corporation, an alternate site healthcare services business listed on the NYSE, responsible for securities law matters and mergers and acquisitions. He was also a corporate attorney at Warner & Stackpole LLP focusing on emerging growth companies.

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates 54 iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and related goods and party planning. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores and available at our online store, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. In addition to the extensive assortment of costume and related merchandise available through iParty’s internet site our web site focuses on increasing customer visits to our retail stores by highlighting the ever changing store product assortment for all occasions and seasons and featuring sales flyers, enter-to-win contests, monthly coupons and ideas and themes offering consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; disruptions to our most important selling season, Halloween; the successful implementation of our growth, marketing and strategic strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE MKT. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com